Exhibit 99.1

Air Industries Group (the "Company" or "Air Industries") Announces Resignation of Daniel R. Godin as Chief Executive Officer. Peter Rettaliata and Michael Brand will act as Interim CEO and COO respectively.

GlobeNewswire•March 3, 2017

HAUPPAUGE, N.Y., March 03, 2017 (GLOBE NEWSWIRE) -- Air Industries Group (NYSE MKT:AIRI), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors, announced today that Daniel R. Godin has resigned as Chief Executive Officer.

Mr. Godin will remain with the Company until March 24th to assist in the transition. Effective immediately, Peter Rettaliata will assume responsibility as Acting CEO and Michael Brand will assume responsibility as Chief Operating Officer.  Mr. Rettaliata and Mr. Brand currently serve as Directors of the Company, and Mr. Rettaliata previously served as CEO until December 2014.

Peter D. Rettaliata served as Air Industries President and Chief Executive Officer for nearly 20 years. Prior to Air Industries, Mr. Rettaliata was with Grumman Aerospace Corporation for twenty-two years and was the Senior Procurement Officer. Professionally, Mr. Rettaliata has served as the Chairman of "ADDAPT", an organization of regional aerospace companies, as a member of the Board of Governors of the Aerospace Industries Association, and as a member of the Executive Committee of the AIA Supplier Council.

Michael Brand was the President of Goodrich Landing Gear, a unit of Goodrich Corporation, from July 2005 to June 2010, and then Goodrich Corporate VP of 787 Entry into Service. Prior to joining Goodrich for over 25 years, he held senior management positions in the Aerospace industry. He began his career at General Electric Corporation and rose to senior management in its jet engine manufacturing operations.

Mr. Michael Taglich, Chairman of the Board of Air Industries commented: “The Board of Directors and all of Air Industries thanks Dan Godin for his efforts and wishes him success in his future endeavors. I am very confident that Peter Rettaliata and Michael Brand, who each have deep understanding of Air Industries and extensive Aerospace industry experience, will successfully lead the Company during this period. We are also encouraged by our revenue results for the first two months of this year.”

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries operates in three segments: Complex Machining of aircraft landing gear and flight controls, Aerostructures & Electronics, and Turbine & Engine products.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com